SCHEDULE 14A INFORMATION
   Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                               (Amendment No. __)

   Filed by the Registrant [X]
   Filed by a Party other than the Registrant [ ]

   Check the appropriate box:

   [ ]  Preliminary Proxy Statement
   [ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
   [X]  Definitive Proxy Statement
   [ ]  Definitive Additional Materials
   [ ]  Soliciting Material Pursuant to Section  240.14a-11(c) or
        Section 240.14a-12

                         MIDWEST EXPRESS HOLDINGS, INC.
                (Name of Registrant as Specified in its Charter)

                                 -----------------
   (Name of person(s) Filing Proxy Statement, if other than the Registrant)

   Payment of Filing Fee (Check the appropriate box):

   [X] No fee required.

   [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
        0-11.

        1)   Title of each class of securities to which transaction applies:

        2)   Aggregate number of securities to which transaction applies:

        3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        4)   Proposed maximum aggregate value of transaction:

        5)   Total fee paid:

   [  ] Check box if any part of the fee is offset as provided by Exchange
        Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and date of its filing.

        1)   Amount Previously Paid:

        2)   Form, Schedule or Registration Statement No.:

        3)   Filing Party:

        4)   Date Filed:

                         MIDWEST EXPRESS HOLDINGS, INC.
                            6744 South Howell Avenue
                           Oak Creek, Wisconsin  53154
                                 (414) 570-4000

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                          TO BE HELD ON APRIL 22, 1998

   To the Shareholders of
   MIDWEST EXPRESS HOLDINGS, INC.:

        Notice is hereby given that the Annual Meeting of the Shareholders (the "Meeting") of Midwest Express Holdings, Inc. (the "Company") will be held at the Wyndham Hotel, 139 East Kilbourn Avenue, Milwaukee, Wisconsin, on Wednesday, April 22, 1998, at 10:00 a.m. local time, for the following purposes:

        1. To elect one director to serve for a two-year term to expire at the 2000 Annual Meeting and three directors to serve for a three-year term to expire at the 2001 Annual Meeting; and

        2. To transact such other business as may properly come before the Meeting or any adjournments or postponements thereof.

        Holders of record of Common Stock of the Company at the close of business on March 3, 1998, will be entitled to notice of and to vote at the Meeting and any adjournments or postponements thereof.

        A proxy form is enclosed. Please complete it and return it as soon as possible in the postage- paid return envelope provided, even if you plan to attend the Meeting. You retain the right to revoke the proxy at any time before it is actually voted by notice in writing to the Secretary of the Company.

                                 By Order of the Board of Directors,

                                 /s/ Carol Skornicka
                                 Carol Skornicka
                                 Senior Vice President - Corporate
                                 Development,
                                 Secretary and General Counsel

   Milwaukee, Wisconsin
   March 17, 1998

                         MIDWEST EXPRESS HOLDINGS, INC.
                            6744 South Howell Avenue
                           Oak Creek, Wisconsin  53154

               Proxy Statement for Annual Meeting of Shareholders
                          To Be Held on April 22, 1998


        This Proxy Statement is furnished beginning on or about March 17, 1998, in connection with the solicitation of proxies by the Board of Directors of Midwest Express Holdings, Inc. (the "Company") to be used at the Annual Meeting of Shareholders of the Company (the "Meeting"), which will be held at 10:00 a.m., Wednesday, April 22, 1998, at the Wyndham Hotel, 139 East Kilbourn Avenue, Milwaukee, Wisconsin, and at any adjournments or postponements thereof.

        The proxy may be revoked at any time before it is exercised, and any shareholder attending the Meeting may vote in person whether or not the shareholder has previously filed a proxy. Presence at the Meeting by a shareholder who has signed a proxy does not itself revoke the proxy. Any shareholder giving a proxy may revoke it at any time before it is exercised by delivering notice thereof to the Secretary of the Company in writing. Unless so revoked, the shares represented by such proxies will be voted as directed by the shareholders at the Meeting and any adjournments or postponements thereof.

        The record date for shareholders entitled to notice of and to vote at the Meeting is the close of business on March 3, 1998. As of the record date, there were 9,421,865 shares of Common Stock of the Company ("Common Stock") outstanding. Each share of Common Stock is entitled to one vote on each matter to come before the Meeting.

                              ELECTION OF DIRECTORS

        The Board of Directors currently consists of 10 members divided into three classes. One class is elected each year to serve for a term of three years. At the Meeting, holders of Common Stock will be entitled to elect four directors. Each of the directors in the other classes will continue to serve in accordance with their previous elections. Directors will be elected by a plurality of votes cast at the Meeting (assuming a quorum is present). For this purpose, "plurality" means that the individuals receiving the largest number of votes are elected as directors, up to the maximum number of directors to be chosen at the election. Consequently, any shares not voted at the Meeting, whether due to abstentions, broker nonvotes or otherwise, will have no impact on the election of directors.

        Proxies received representing Common Stock will, unless otherwise directed, be voted in favor of the election of one nominee named below to serve as a director until the 2000 Annual Meeting of Shareholders and each of the three other nominees named below to serve as directors until the 2001 Annual Meeting of Shareholders or until their respective successors have qualified and been elected. Pursuant to the Company's By-laws, written notice of other qualifying nominations by shareholders for election to the Board of Directors must have been received by the Secretary by February 7, 1998. As no notice of any such other nominations was received, no other nominations for election to the Board of Directors may be made by shareholders at the Meeting.

        Listed below are the names of the nominees for election to the Board of Directors at the Meeting for a two-year term or a three-year term, as the case may be, and of each director of the Company whose term will continue after the Meeting, together with certain additional information concerning each such nominee and director as of March 3, 1998. As used below, the "Company" refers to Midwest Express Holdings, Inc. and, for the period prior to the formation of Midwest Express Holdings, Inc. in July 1995, to Midwest Express Airlines, Inc. ("Midwest Express"), which is a wholly owned subsidiary of Midwest Express Holdings, Inc. The four nominees are currently directors of the Company. If any of the nominees should be unable or unwilling to serve, then the proxies, pursuant to the authority granted to them by the Board of Directors, will have discretionary authority to select and vote for substitute nominees. The Board of Directors has no reason to believe that any of the nominees will be unable or unwilling to serve.

                       NOMINEES FOR ELECTION AS DIRECTORS

                      Term Expiring at 2000 Annual Meeting

                            Business Experience During Last      Director
    Name               Age  Five Years                             Since

    Samuel K. Skinner   59  President of Unicom Corporation       January
                            and Commonwealth Edison Company        1998
                            (electric utility) since 1993.
                            Director of Unicom Corporation,
                            Commonwealth Edison Company, The
                            LTV Corporation, Union Pacific
                            Resources Group Inc., Antec
                            Corporation and The Broken Hill
                            Proprietary Company Limited.

                      Terms Expiring at 2001 Annual Meeting

                            Business Experience During Last        Director
    Name               Age  Five Years                              Since

    John F. Bergstrom   51  Chairman and Chief Executive             1993
                            Officer of Bergstrom Corporation
                            (owner and operator of automobile
                            sales and leasing business) since
                            1974.  Director of Wisconsin Energy
                            Corporation, Universal Foods
                            Corporation, The First National
                            Bank-Fox Valley and Kimberly-Clark
                            Corporation.

    Frederick P.        58  Chairman and Chief Executive             1987
    Stratton, Jr.           Officer of Briggs & Stratton
                            Corporation (manufacturer of air-
                            cooled engines) since 1986.
                            Director of Briggs & Stratton
                            Corporation, Banc One Corporation,
                            Weyco Group, Inc. and Wisconsin
                            Energy Corporation.

    John W. Weekly      66  Chief Executive Officer of Mutual        1995
                            of Omaha Insurance Company
                            (insurance company) since February
                            1996; Vice Chairman since February
                            1995; and President since February
                            1990.  Vice Chairman of United of
                            Omaha Life Insurance Company
                            (insurance company) since February
                            1995; and President since February
                            1990.

        THE BOARD RECOMMENDS THE FOREGOING NOMINEES FOR ELECTION AS DIRECTORS AND URGES EACH SHAREHOLDER TO VOTE "FOR" ALL NOMINEES.

                         DIRECTORS CONTINUING IN OFFICE

                     Terms Expiring at 1999 Annual Meeting

                                   Business Experience During       Director
    Name                 Age       Last Five Years                   Since

    Timothy E. Hoeksema   51       Chairman of the Board,             1983
                                   President and Chief Executive
                                   Officer of the Company since
                                   1983.  Director of The Marcus
                                   Corporation and M&I Marshall &
                                   Ilsley Bank.

    James G. Grosklaus    62       Retired; Executive Vice            1988
                                   President and Director of
                                   Kimberly-Clark Corporation
                                   (manufacturer of paper and
                                   consumer products) from 1986
                                   to 1996.

    David H. Treitel      43       Chairman and Chief Executive       1984
                                   Officer of SH&E, Inc.
                                   (aviation consulting) since
                                   January 1996; President of
                                   SH&E, Inc. since September
                                   1993; and Executive Vice
                                   President from 1989 to 1993.

                      Terms Expiring at 2000 Annual Meeting

                                    Business Experience During      Director
    Name                  Age       Last Five Years                   Since

    Oscar C. Boldt         73       Chairman of the Board of The      1983
                                    Boldt Group, Inc. (a holding
                                    company with subsidiaries in
                                    general contracting,
                                    development and related
                                    businesses) since 1984; Chief
                                    Executive Officer of The
                                    Boldt Group, Inc. from 1984
                                    to 1996.  Director of
                                    Marshall & Ilsley
                                    Corporation.

    Brenda F. Skelton      42       Senior Vice President -           1995
                                    Marketing and Customer
                                    Service of the Company since
                                    March 1995; Vice President of
                                    Marketing from February 1993
                                    to March 1995.

    Richard H. Sonnentag   57       Managing partner of Cobham        1997
                                    Group LP (an investment
                                    partnership) since December
                                    1994.  Private investor since
                                    May 1990.  Served as a
                                    director of Midwest Express
                                    from 1983 to 1990.

   Committees, Meetings and Attendance

        The Board of Directors of the Company has four standing committees: an Audit Committee, a Compensation Committee, a Board Affairs and Nominating Committee and an Executive Committee.

        The Audit Committee, which met four times in 1997, consists of Messrs. Boldt (Chairman), Skinner and Sonnentag. The Audit Committee recommends to the Board of Directors independent auditors for selection by the Company, discusses with the independent auditors and internal auditors the scope and results of audits, and approves and reviews any nonaudit services performed by the Company's independent auditing firm.

        The Compensation Committee, which met twice in 1997, consists of Messrs. Bergstrom (Chairman), Stratton and Weekly. The Compensation Committee establishes all forms of compensation for the officers of the Company, administers the Company's benefit plans, reviews and recommends officer selection, responds to Securities and Exchange Commission requirements on compensation committee reports and performs other functions relating to officer compensation.

        The Board Affairs and Nominating Committee, which met once in 1997, consists of Messrs. Treitel (Chairman), Grosklaus and Stratton. The Board Affairs and Nominating Committee recommends nominees for the Company's Board of Directors and reviews qualifications, compensation and benefits for the Board of Directors and other matters relating to the Board. This committee will consider nominees for director recommended by the shareholders, but has no established procedures that must be followed.
   The Company's By-laws require that shareholders give advance notice and furnish certain information to the Company in order to nominate a person for election as a director.

        The Executive Committee, which did not meet in 1997, consists of Messrs. Hoeksema (Chairman), Bergstrom and Stratton. The Executive Committee exercises the full authority of the Board of Directors in the management of the business affairs of the Company to the extent permitted by law or not otherwise limited by the Board of Directors.

        The Board of Directors of the Company held five meetings in 1997. Each director who was a director in 1997 attended at least 75% of the meetings of the Board of Directors and committees on which he or she serves.

   Director Compensation

        All directors who are not employees of the Company, any of the Company's subsidiaries or any 10% or greater shareholder of the Company ("Non-employee Directors") are paid an annual retainer and receive a fee of $1,500 and $500 for each Board meeting and committee meeting, respectively, that they attend. Pursuant to the Midwest Express Holdings, Inc. 1995 Stock Plan for Outside Directors (the "Director Plan"), the annual retainer is payable in 450 shares of Common Stock, and at the election of a director, a portion or all of the meeting and committee fees is also payable in shares of Common Stock. The Director Plan also allows each Non-employee Director to defer the receipt of fees for purposes of deferring recognition for income tax purposes. Such deferral may be made to a share account for Common Stock granted under the Director Plan or to a cash account for those fees payable, at the Director's election, in cash. Such deferred fees (i) will be treated as invested in Common Stock, and ultimately will be paid in Common Stock, to the extent such fees would have been paid in Common Stock, or (ii) will otherwise earn a return at market rates. The Directors are reimbursed for expenses incurred in connection with attendance at Board and committee meetings.

                    STOCK OWNERSHIP OF MANAGEMENT AND OTHERS

        The following table sets forth, as of March 3, 1998, the number of shares of Common Stock beneficially owned by (i) each director of the Company (including the nominees), (ii) each of the executive officers named in the Summary Compensation Table set forth below, (iii) all directors and executive officers of the Company as a group, and (iv) each person known to the Company to be the beneficial owner of more than 5% of the Common Stock. Except as otherwise indicated, persons listed have sole voting and investment power over shares beneficially owned.

    Name of Beneficial Owner               Shares          Percent of Class

    Timothy E. Hoeksema                89,862(1)(2)(3)             *

    Brenda F. Skelton                   19,028(1)(2)               *

    Dennis J. Crabtree                  18,285(1)(2)               *

    Carol Skornicka                      9,120(1)(2)               *

    Robert S. Bahlman                    5,746(1)(2)               *

    John F. Bergstrom                   18,630(4)(5)               *

    Oscar C. Boldt                        8,956(5)                 *

    James G. Grosklaus                      2,836                  *

    Samuel K. Skinner                        159                   *

    Richard H. Sonnentag                 8,612(5)(6)               *

    Frederick P. Stratton, Jr.            26,443(5)                *

    David H. Treitel                      2,073(5)                 *

    John W. Weekly                          1,893                  *

    All directors and executive
    officers as a group
    (16 persons)                      228,676(1)(2)(5)           2.4%

    FMR Corp. and related persons        722,200(7)              7.7%
      82 Devonshire Street
      Boston, MA  02109

    Granahan Investment                  552,300(7)              5.9%
    Management, Inc.
      303 Wyman Street
      Waltham, MA  02154

    Heartland Advisors, Inc.             605,800(7)              6.4%
      790 North Milwaukee Street
      Milwaukee, WI 53202

    State of Wisconsin Investment        763,850(7)              8.1%
    Board
      P.O. Box 7842
      Madison, WI  53707

    Vanguard Explorer Fund, Inc.         480,000(7)              5.1%
      P.O. Box 2600
      Valley Forge, PA  19482

   _______________
   *  Less than one percent.

   (1) Includes shares of Common Stock in which the person or persons noted had an interest under the Midwest Express Airlines Savings and Investment Plan as of December 31, 1997. Such plan's Common Stock fund is a unitized account that is invested in Common Stock and in liquid funds. As of a given date, each participant with an investment in the stock fund has a number of share units, and the participant's interest in Common Stock depends upon the aggregate number of shares of Common Stock held in the stock fund as of that date. Thus, each participant has voting rights with respect to share units based upon the aggregate number of shares held in the stock fund as of the record date for a shareholders' meeting. Each participant has the ability to divest of share units through intraplan transfers.

   (2) Includes shares of Common Stock that may be purchased under currently exercisable stock options, as follows: Mr. Hoeksema, 60,750 shares; Ms. Skelton, 18,000 shares; Mr. Crabtree, 18,000 shares; Ms. Skornicka, 9,000 shares; Mr. Bahlman, 4,500 shares; and all directors and executive officers as a group, 122,850 shares.

   (3) Mr. Hoeksema holds 150 shares jointly with his wife.

   (4) Mr. Bergstrom shares voting and investment control over 2,730 shares that are held in trust for the benefit of Mr. Bergstrom's children.

   (5) Includes shares of Common Stock the receipt of which has been deferred by certain Non-employee Directors pursuant to the Director Plan, as follows: Mr. Bergstrom, 900 shares; Mr. Boldt, 1,456 shares; Mr. Sonnentag, 962 shares; Mr. Stratton, 1,443 shares; and Mr. Treitel, 1,323 shares.

   (6) Includes 1,650 shares of Common Stock held by the Cobham Group LP, a limited partnership for which Mr. Sonnentag serves as the general partner and a limited partner.

   (7) As reported to the Securities and Exchange Commission.

                             EXECUTIVE COMPENSATION

   Summary Compensation Table

        The following table sets forth certain information regarding compensation paid by the Company during each of the Company's last three years to the Company's Chief Executive Officer and each of the Company's four other most highly compensated executive officers (collectively, the "named executive officers") for services rendered in all capacities to the Company at any time during such periods.

                                                                                     Long-Term Compensation
                                                   Annual Compensation                       Awards

                                                                     Other Annual            Awards              All Other
          Name and Principal       Fiscal                            Compensation     Securities Underlying      Compensa-
                Position            Year    Salary ($)   Bonus ($)        ($)              Options (#)           tion ($)(4)

                                                                                          MEH(1)(2)    K-C(3)

    Timothy E. Hoeksema,            1997     $ 300,000   $  224,353   $      0               52,500         0      $  4,750
    Chairman of the Board,          1996       300,000      265,566          0                    0         0         4,750
    President and Chief Executive   1995       299,700      280,000          0               75,000    20,000         4,725
    Officer

    Brenda F. Skelton, Senior       1997       160,000       63,763          0               15,000         0         4,750
    Vice President-Marketing        1996       156,623       75,476          0                    0         0         4,700
    and Customer Service            1995       116,666       62,753          0               22,500     6,000         3,457

    Dennis J. Crabtree(5),          1997       149,423       63,763          0               15,000         0         4,500
    Senior Vice President-          1996       145,835       75,476     24,136(7)                 0         0         4,375
    Operations                      1995        90,800       44,280     28,667(7)            22,500         0         1,050

    Carol Skornicka(6),             1997       142,000       45,940      3,007(7)            15,000         0         4,260
    Senior Vice President-          1996        84,777       53,668     52,650(7)            15,000         0           675
    Corporate Development,
    Secretary and General Counsel

    Robert S. Bahlman, Senior       1997       122,820       45,940          0               15,000         0         3,684
    Vice President, Chief           1996        94,820       30,873     29,868(7)                 0         0         2,845
    Financial Officer, Treasurer    1995        82,270       10,000          0                    0     1,000         2,468
    and Controller
   _______________

   (1)  Represents options granted under the Midwest Express Holdings, Inc. 1995 Stock Option Plan.

   (2)  Reflects an adjustment for the 3-for-2 split of Common Stock effected on May 28, 1997.

   (3)  Represents options to purchase shares of common stock of Kimberly-Clark Corporation ("Kimberly-Clark") granted by
        Kimberly-Clark in 1995 prior to consummation of the initial public offering of the Common Stock.  The unvested portion of these options expired in August 1996.

   (4)  All amounts shown for 1997 and 1996 consist of Midwest Express' contributions under the Midwest Express Airlines Savings
        & Investment Plan.

   (5)  Mr. Crabtree's employment with Midwest Express began on May 18, 1995.

   (6)  Ms. Skornicka's employment with Midwest Express began on May 13, 1996.

   (7)  Amounts consist solely of relocation expense and related tax gross-up.


   Option Grants in 1997

        The following table presents certain information as to grants of options to purchase Common Stock made to each of the named executive officers during 1997 pursuant to the Midwest Express Holdings, Inc. 1995 Stock Option Plan (the "Option Plan").


                              Option Grants in 1997
                                                                                  Potential Realizable Value
                                                                                   at Assumed Annual Rates
                                                                                        of Stock Price
                                                                                   Appreciation for Option
                                Individual Grants                                       Grant Term(1)

                                       Percentage
                                        of Total
                          Number of      Options
                          Securities   Granted to     Exercise                        At 5%           At 10%
                          Underlying    Employees      or Base                       Annual           Annual
                           Options      in Fiscal       Price      Expiration        Growth           Growth
            Name          Granted(2)      Year        ($/share)       Date            Rate             Rate

      Common Stock(3)
    Timothy E. Hoeksema..   52,500       27.6%          $24.17      02/13/07        $798,021        $2,022,340

    Brenda F. Skelton....   15,000        7.9%          $24.17      02/13/07         225,831         577,812

    Dennis J. Crabtree...   15,000        7.9%          $24.17      02/13/07         225,831         577,812

    Carol Skornicka......   15,000        7.9%          $24.17      02/13/07         225,831         577,812

    Robert S. Bahlman....   15,000        7.9%          $24.17      02/13/07         225,831         577,812

   __________

   (1) This presentation is intended to disclose the potential value that would accrue to the optionee if the option were exercised the day before it would expire and if the per share value had appreciated at the compounded annual rate indicated in each column.  The assumed rates of appreciation of 5% and 10% are prescribed by the rules of the Securities and Exchange Commission regarding disclosure of executive compensation.  The assumed annual rates of appreciation are not intended to forecast possible future appreciation, if any, with respect to the price of the Common Stock.

   (2) Reflects an adjustment for the 3-for-2 split of Common Stock effected on May 28, 1997.

   (3) The options to purchase Common Stock reflected in the table (which are nonstatutory stock options for purposes of the
       Internal Revenue Code of 1986, as amended) were granted effective February 13, 1997, and vest 30% on the first anniversary of the date of grant, another 30% on the second anniversary of the date of grant and the final 40% on the third anniversary of the date of grant.  The options are subject to early vesting in the case of the optionee's death, disability or retirement or a change of control (as defined in the Option Plan) of the Company.


   Aggregated Option Exercises in 1997 and Year-End Option Values

        None of the named executive officers exercised options to acquire Common Stock during 1997. The following table sets forth information regarding the year-end value of unexercised options held by such officers under the Option Plan.

                       Aggregated Option Exercises in 1997
                    and Option Values as of December 31, 1997

                                  Number of Securities
                                      Underlying        Value of Unexercised
                                  Unexercised Options   in-the-Money Options
                                    at December 31,       at December 31,
                                      1997(#)(1)             1997($)(2)

                                     Exercisable/           Exercisable/
               Name                  Unexercisable         Unexercisable

    Timothy E. Hoeksema . . . . .   45,000/82,500     $1,206,563/$1,573,120

    Brenda F. Skelton . . . . . .   13,500/24,000           361,969/460,950

    Dennis J. Crabtree  . . . . .   13,500/24,000           361,969/460,950

    Carol Skornicka . . . . . . .    4,500/25,500            80,156/406,668

    Robert S. Bahlman . . . . . .        0/15,000                 0/219,637
   __________

   (1) Reflects an adjustment for the 3-for-2 split of Common Stock effected on May 28, 1997.

   (2) The dollar values are calculated by determining the difference between the fair market value of the underlying stock as of the date of exercise or December 31, 1997, as the case may be, and the exercise price of the options.

   Pension Plan Table

        Midwest Express will provide retirement benefits to certain of its U.S. employees, including the named executive officers, through the Midwest Express Airlines, Inc. Salaried Employees' Retirement Plan (the "Midwest Express Pension Plan"). The following table illustrates the estimated annual benefits payable upon retirement at age 65 under the Midwest Express Pension Plan for the specified highest five-year average remuneration and years of service classifications.

                                Years of Benefit Service

      Five-Year
      Average
    Remuneration     15         20        25        30         35        40

       $100,000  $ 22,500   $ 30,000  $ 37,500  $ 45,000   $ 52,500  $ 60,000

        200,000    45,000     60,000    75,000    90,000    105,000   120,000

        300,000    67,500     90,000   112,500   135,000    157,500   180,000

        400,000    90,000    120,000   150,000   180,000    210,000   240,000

        500,000   112,500    150,000   187,500   225,000    262,500   300,000

        600,000   135,000    180,000   225,000   270,000    315,000   360,000

        700,000   157,500    210,000   262,500   315,000    367,500   420,000

        800,000   180,000    240,000   300,000   360,000    420,000   480,000

        The estimated benefits in the table above are computed on a single-life annuity basis. Benefits will be adjusted if the employee receives one of the optional forms of payment. Benefits in the table above do not reflect the offset under the Midwest Express Pension Plan of 1.25% per year of service (up to a maximum of 50%) of the Social Security Benefit. Benefits under the Midwest Express Pension Plan are limited to the extent required by tax provisions. To the extent benefits under the Midwest Express Pension Plan are limited under tax law, any excess will be paid pursuant to supplemental retirement arrangements. The compensation covered by the Midwest Express Pension Plan, as supplemented for the named executive officers, includes all compensation reported for each individual as salary and bonus set forth in the Summary Compensation Table.

        Service recognized under Kimberly-Clark's pension plan is counted under the Midwest Express Pension Plan for eligibility and vesting purposes and, for certain transferring employees, benefit accrual purposes.

        At December 31, 1997, years of benefit service for those named executive officers currently eligible to participate in the Midwest Express Pension Plan are as follows: Mr. Hoeksema, 27 years; Ms. Skelton, 10 years; Mr. Crabtree, 2 years; Ms. Skornicka, 1 year; and Mr. Bahlman, 16 years.

   Agreements with Named Executive Officers

        The Company has agreements with each of the named executive officers that provide that each officer is entitled to benefits if, after a change in control (as defined in the agreements) of the Company, such officer's employment is ended through (i) termination by the Company, other than by reason of death or disability or for cause (as defined in the agreements), or (ii) termination by the officer following the first anniversary of the change in control or due to a breach of the agreement by the Company or a significant adverse change in the officer's responsibilities. In general, the benefits provided are: (a) a cash termination payment one to three times the sum of the executive officer's annual salary and highest annual bonus during the three years before the termination, (b) continuation of equivalent hospital, medical, dental, accident, disability and life insurance coverage as in effect at the time of termination, (c) supplemental pension benefits and (d) outplacement services. Each agreement provides that, if any portion of the benefits under the agreement or under any other agreement would constitute an "excess parachute payment" for purposes of the Internal Revenue Code of 1986, as amended (the "Code"), then benefits are reduced so that the executive officer is entitled to receive $1 less than the maximum amount that such officer can receive without becoming subject to the 20% excise tax imposed by the Code, or which the Company may pay without loss of deduction under the Code.

   Board Compensation Committee Report on Executive Compensation

   Background

        The Compensation Committee of the Board of Directors (the
   "Committee") has responsibility to establish the compensation and benefits for officers of the Company, among others.

        A key objective of employee compensation is to ensure that a company delivers compensation that is sufficient to attract and retain qualified employees. Thus, as part of its compensation strategy, every company needs to identify its competitors for executive and other employee talent and where it should position itself relative to the compensation those competitors provide. Generally, the Company's competitors for personnel are others in the airline industry. However, in determining where the Company should position itself with respect to compensation relative to competitors in the industry, the Company is unusual in that there are no airlines of similar size, sales volume and strategy.

        Given this background, the Committee believes it is not necessary, appropriate or, based upon available information, practical to state precisely how the Company's compensation should compare to that of other airlines. While the Committee believes it is appropriate to continue to survey the industry, it believes the Company should base Company-wide compensation decisions on Company performance and economic conditions using the following framework:

        1. As the Company has in the past, the Company should continue to work at improving the total compensation of its employees while maintaining a cost structure that will allow the Company to compete, survive and be successful over the long term.

        2. The Company must maintain compensation structures that continue to allow the Company to attract and retain a high quality work force.

        3. The Company's total compensation package must recognize and reward the Company's employees for their contributions to the Company's success.

        4. As a publicly traded company, compensation must align the interests of employees with those of the Company's shareholders.

        The Company is a regular participant in two airline industry surveys. An Air Conference survey reflects information concerning salary, benefits and work rules relating to 17 member carriers. This survey is primarily directed at line employee groups (pilots, flight attendants, customer service and reservations representatives, mechanics, inspectors, dispatchers, aircraft cleaners, etc.). The Company also participates in the Salary Information Retrieval System survey conducted by Organization Resources Counselors, Inc. ("ORC"). This survey, which is updated semi-annually, includes major and national airlines. It focuses on management, office and some line positions. However, neither survey reports on executive officer and other senior management compensation. The Company also relies on available market information regarding competitive compensation practices for positions that are not specific to the airline industry.

        In 1996, the Company sponsored an Airline Industry Executive Compensation Survey conducted by ORC (the "1996 ORC Compensation Survey"). Eleven airlines of various sizes participated in the survey and provided information regarding base pay, annual bonuses and long-term incentive compensation for 26 key executive positions in the airline industry. The results were made more useful to the participants through the use of linear regression analysis to take into account the size of the Company. The results of the survey indicated generally that compensation for the Company's officers in 1996 was in line with the airline industry given the size of the Company.

   1997 Compensation

        Base Salary. The approach the Committee used to establish 1997 compensation for the Company's executive officers generally involved evaluating each position on a subjective basis and establishing a base salary range for each position based upon that evaluation. The evaluation was intended to reflect the relative worth to the Company of each position as it compared to all other senior management positions. The three basic criteria used for the evaluation were know-how, problem solving and accountability. The Company determined market value for positions by attempting to take into account the amount that other employers pay for experienced employees in comparable positions, using benchmark positions for which information was available regarding other employers' practices and determining market values for other positions based upon the internal evaluations for each position. In considering information concerning other employers' pay practices, the Company did not factor in the performance of individual employers. The resulting market value (or "midpoint") for each position represented the dollar value of base compensation that the Company was willing to pay an experienced employee for performing competently in the job. Using the market value for each position, the Committee approved a salary range for each executive officer position, where the minimum salary was 20% below the market value, and the maximum salary was 20% above the market value. For each individual executive officer, the Committee established a base salary within the established range based upon an individual's experience, length of service in the position and, most importantly, performance.

        With limited exceptions where the results of the 1996 ORC
   Compensation Survey indicated that the Company had underestimated the market value for two executive officer positions, for 1997 the Committee generally continued to utilize the 1996 base salary market value for each executive officer position.

        Incentive Payments. Incentive payments are an integral part of the Company's compensation approach for several reasons. First, such payments are intended to provide employees with appropriate incentives to reach higher levels of performance. Second, these payments are necessary in light of competitive practice to attract and retain high quality employees. Third, the payments provide the Company with a means to deliver additional compensation to employees as performance justifies such compensation without resulting in increases in the Company's salary structure that become "fixed" costs.

        The Company delivers incentive compensation to executive officers and senior management through the Company's Annual Incentive Plan, which the Committee administers. Under the Annual Incentive Plan, for 1997 the Committee approved for each eligible employee an annual incentive Target Award that represented a percentage of the base salary market value (midpoint) for the employee's position. The Target Awards for executive officers ranged from 25% of an officer's midpoint to 75% of an officer's midpoint. Depending upon actual performance, an employee could receive a final Incentive Award of up to 133% of the Target Award.

        The 1996 ORC Compensation Survey indicated that these Target Award percentages were competitive with respect to airline industry practice.

        For the Company's executive officers for 1997, with one exception for the president of Astral Aviation, Inc., a wholly owned subsidiary of Midwest Express ("Astral"), the Committee chose operating income before profit sharing, a corporate objective, as the sole performance criterion used for determining the amount that could be paid to each officer in respect of the officer's Target Award. In addition, awards were subject to a control measure based upon return on average shareholders' equity.

        Long-Term Compensation. The Committee intends to rely on awards under its Option Plan to provide long-term incentives to executive officers and senior management and to align their interests with those of shareholders. Although this is a common form of compensation, it is difficult to compare stock option compensation from one employer to another due to the difficulty in valuing options at the time they are awarded and thereafter. For 1997, the Committee approved awards of options to executive officers and certain members of senior management, with the sizes of the awards determined relative to the size of the position and market data without taking into account options previously granted or an officer's shareholdings. All options were granted at fair market value pursuant to the terms of the Option Plan approved by shareholders.

        Other Compensation. The Company has established other elements of a compensation package for executive officers that include a "401(k)" savings plan that has a 50% Company match feature (up to a maximum of $4,750), a defined benefit retirement plan and a supplemental benefit plan. The Committee believes these elements and their terms are consistent with competitive practice.

   Chief Executive Officer Compensation

        Mr. Hoeksema's 1997 base salary approximated the market value that the Committee established for his position. Mr. Hoeksema's annual incentive Target Award under the Annual Incentive Plan for 1997 represented 75% of that market value. As noted above, the actual award was dependent upon Company earnings per share and return on average shareholders' equity. The actual incentive payment made to Mr. Hoeksema in 1997 was $224,353 (representing 100% of his Target Award, but 75% of his maximum potential payout), based upon the Company meeting the Company's operating income before profit sharing target in 1997 and meeting its minimum return on equity. In 1997, Mr. Hoeksema received options to purchase 52,500 shares on the basis described above.

   Section 162(m) Limitations

        Under Section 162(m) of the Code, the tax deduction by corporate taxpayers, such as the Company, is limited with respect to the compensation of certain executive officers unless such compensation is based upon performance objectives meeting certain acceptable criteria or is otherwise excluded from the limitation. The Committee currently intends to qualify a sufficient amount of compensation to its executive officers so that Section 162(m) of the Code will not adversely impact the Company.

        The foregoing report has been approved by all members of the Committee.

                           The Compensation Committee
                           John F. Bergstrom, Chairman
                           Frederick P. Stratton, Jr.
                                 John W. Weekly

                                PERFORMANCE GRAPH

        The following graph compares the cumulative total shareholder return on the Common Stock for the period beginning September 22, 1995, when the Company became a reporting company pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and ending December 31, 1997, with the cumulative total return of the Standard & Poor's 500 Stock Index ("S&P 500") and the Standard & Poor's Airline Index ("S&P Airline Index") beginning with the closing value of each index as of September 21, 1995, and ending December 31, 1997. The graph assumes investments of $100 on September 22, 1995, in Common Stock at its initial public offering price of $12.00 per share (as adjusted for the 3-for-2 split of Common Stock effected on May 28, 1997), and in the S&P 500 and the S&P Airline Indices at their September 21, 1995, closing prices. Any dividends are assumed to be reinvested.

                         MIDWEST EXPRESS HOLDINGS, INC.
                           Relative Market Performance
                    September 22, 1995, to December 31, 1997

   [chart]


                                 9/22/95   12/29/95   12/31/96    12/31/97
      Midwest Express Holdings    100.00    155.56     200.00      323.44
      S&P Airlines Index(1)       100.00    102.77     112.96      190.32
      S&P 500 Index               100.00    106.57     131.04      174.76

   (1) The S&P Airlines Index consists of AMR Corp., Delta Air Lines, Southwest Air and USAir Group.

                              CERTAIN TRANSACTIONS

        On June 30, 1995, Midwest Express entered into a lease with Chocolate Chip Limited Partnership, a Wisconsin limited partnership ("Chocolate Chip") for the corporate headquarters built at 6744 South Howell Avenue, Oak Creek, Wisconsin. The Boldt Group, Inc. controls Boldt Development Corporation, a member of the limited liability company that is the general partner to Chocolate Chip. Oscar C. Boldt, a member of the Company's Board of Directors, is the Chairman of the Board of The Boldt Group, Inc. The lease provided for rental payments of approximately $46,400 per month for the first five years of the term that commenced in March 1996, with higher payments due over the course of the remainder of the 15-year term. In September 1997, Midwest Express purchased the corporate headquarters from Chocolate Chip at a purchase price of $6,200,000. The sale price for the building was determined on the basis of the actual construction cost plus a reasonable return on investment. The Company believes the terms of the lease for the corporate headquarters were, and the purchase price for the corporate headquarters was, no less favorable to Midwest Express than could be obtained from an unaffiliated party.


                              INDEPENDENT AUDITORS

        Deloitte & Touche LLP served as the Company's independent auditors in 1997. The Company's independent auditors for 1998 will be formally approved in June 1998. Representatives of Deloitte & Touche LLP will be present at the Meeting to respond to appropriate questions and to make a statement if they desire to do so.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires the Company's officers and directors to file reports concerning the ownership of Company equity securities with the Securities and Exchange Commission and the Company. The Company has assumed the responsibility of filing required reports on behalf of its officers and directors. The Company believes that, during the year ended December 31, 1997, all of its officers and directors complied with Section 16(a) filing requirements.

                                  OTHER MATTERS

        The Company will file an Annual Report on Form 10-K with the Securities and Exchange Commission for the year ended December 31, 1997. The Company will provide a copy of this Form 10-K report (without exhibits) without charge to each person who is a record or beneficial holder of shares of Common Stock on the record date for the Meeting and who submits a written request for it. Requests for copies of the Form 10-K should be addressed to Midwest Express Holdings, Inc., Attention:
   Investor Relations HQ-14, 6744 South Howell Avenue, Oak Creek, Wisconsin
   53154.

        The cost of solicitation of proxies will be borne by the Company. The Company expects to solicit proxies primarily by mail. Proxies also may be solicited personally and by telephone by certain officers and regular employees of the Company. Brokers, nominees and custodians who hold stock in their names and who solicit proxies from the beneficial owners will be reimbursed by the Company for out-of-pocket and reasonable clerical expenses.

        The Board of Directors does not intend to present at the Meeting any matters other than those set forth herein and does not presently know of any other matters that may be presented to the Meeting by others. However, if any other matters should properly come before the Meeting, it is the intention of the persons named in the enclosed proxy to vote said proxy on any such matters in accordance with their best judgment.

        A shareholder wishing to include a proposal in the Company's proxy statement for the 1999 Annual Meeting of Shareholders must forward the proposal to the Company by November 19, 1998. The Company's By-laws establish procedures for shareholder nominations for elections of directors of the Company and for bringing business before any annual meeting of shareholders of the Company. Among other things, to bring business before an annual meeting, a shareholder must give written notice to the Secretary of the Company not more than 100 days nor less than 75 days prior to the first anniversary of the date of the Annual Meeting of Shareholders of the Company in the immediately preceding year. The notice must contain certain information about the proposed business or the nominee and the shareholder making the proposal.

                                      By Order of the
                                      Board of Directors,

                                      /s/ Carol Skornicka
                                      Carol Skornicka
                                      Senior Vice President - Corporate
                                       Development,
                                      Secretary and General Counsel

   Milwaukee, Wisconsin
   March 17, 1998

                                      PROXY
                       1998 ANNUAL MEETING OF SHAREHOLDERS
                         MIDWEST EXPRESS HOLDINGS, INC.

        The undersigned does hereby constitute and appoint Timothy E. Hoeksema and Brenda F. Skelton, or either of them, as proxies for the undersigned at the Annual Meeting of Shareholders of Midwest Express Holdings, Inc. to be held on Wednesday, April 22, 1998, at the Wyndham Hotel, 139 East Kilbourn Avenue, Milwaukee, Wisconsin, at 10:00 a.m. and any adjournments or postponements thereof, to vote thereat the shares of stock held by the undersigned as fully and with the same effect as the undersigned might or could do if personally present at said Annual Meeting or any adjournments or postponements thereof, hereby revoking any other Proxy heretofore executed by the undersigned for such Annual Meeting. The undersigned acknowledges receipt of the notice of Annual Meeting of Shareholders and the Proxy Statement.

        This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, the Proxy will be voted FOR the election of the nominees listed.


       PLEASE COMPLETE AND SIGN BELOW, DETACH AND RETURN USING THE ENVELOPE PROVIDED


                  MIDWEST EXPRESS HOLDINGS, INC. ANNUAL MEETING
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

   1. ELECTION OF DIRECTORS:                        [_] FOR     [_] WITHHOLD
        1 - John F. Bergstrom,  2 - Samuel K.
        Skinner,  3- Frederick P. Stratton, Jr.,
        4 - John W. Weekly
                                                      ____________________
   (Instructions:  To withhold authority to vote     [                    ]
   for any indicated nominee, write the number(s)    [                    ]
   of the nominee(s) in the box provided to the      [____________________]
   right.)

   2. To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.


   Address Change?       Date ________________         NO. OF SHARES
   Mark Box    [___]
   Indicate changes below
                                              __________________________
                          Please check this  [                          ]
                    [_]   box if you plan    [                          ]
                          to attend the      [                          ]
                          Annual Meeting.    [                          ]
                          Number of persons  [__________________________]
                          attending: ____
                                             Signature(s) in Box
                                             Please sign exactly as your
                                             name appears on your stock
                                             certificate as shown directly
                                             to the left.  Joint owners
                                             should each sign personally.
                                             A corporation should sign in
                                             full corporate name by duly
                                             authorized officers.  When
                                             signing as attorney,
                                             executor, administrator,
                                             trustee or guardian, please
                                             give full title as such.